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                                                                  Exhibit 10.17

                               ASHLAND COAL, INC.
                  DEFERRED COMPENSATION PLAN FOR KEY EMPLOYEES

1.       PURPOSE

The purpose of this Deferred Compensation Plan For Key Employees (the "Plan") is to provide eligible salaried employees of Ashland Coal, Inc. and its subsidiaries and affiliates (hereinafter collectively called "Ashland") with an opportunity to defer awards of Incentive Compensation, or such other Employee Compensation, excluding base salary, as the Personnel and Compensation Committee of the Board of Directors determines to be properly deferrable, as a means of saving for their retirement or other purposes. Participant levels within the Incentive Compensation Plan which will be eligible to defer awards of Incentive Compensation under the terms of this Plan shall be determined from time to time by the Senior Management of Ashland Coal, Inc.

2.       DEFINITIONS

The following definitions shall be applicable throughout the Plan:

         (a) "ACCOUNTING DATE" means each December 31, March 31, June 30 and September 30.

         (b) "BENEFICIARY" means the person or persons who upon the death of a Participant shall have acquired, by will, laws of descent and distribution or by other legal proceedings, the right to the Participant's Compensation Account.

         (c)      "BOARD" means the Board of Directors of Ashland Coal, Inc.

         (d) "CHANGE IN CONTROL" will only be deemed to occur at such time as (i) any "person" (as that term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), other than the Company or a subsidiary thereof or any employee benefit plan sponsored by the Company or a subsidiary thereof, shall become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities representing 50% or more of the combined voting power for election of directors of the then outstanding securities of the Company or any successor of the Company; (ii) during any period of two (2) consecutive years of less, individuals who at the beginning of such period constituted the Board of Directors of the Company cease, for any reason, to constitute at least a majority of the Board of Directors, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (iii) the shareholders of the Company approve any merger or consolidation as a result of which the Common Stock of the Company shall be changed, converted or exchanged (other than a merger with a wholly-owned subsidiary of the Company) or any liquidation of the Company or any sale or other disposition of substantially all the assets of the Company, or (iv)


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                  the shareholders of the Company approve any merger or
                  consolidation to which the Company is a party as a result of which the persons who were shareholders of the Company immediately prior to the effective date of the merger or consolidation shall have beneficial ownership of less than 50% of the combined voting power for election of directors of the surviving corporation following the effective date of such merger of consolidation; provided, however, no Change in Control of the Company shall be deemed to have occurred pursuant to (i) through (iv) above unless the Board of Directors, which is in office prior to such Change of Control, determines that the event described in (i) through
                  (iv) above should constitute a Change of Control hereunder.

         (e) "COMMITTEE" means the Personnel and Compensation Committee of the Board.

         (f) "COMPANY" means Ashland Coal, Inc. and its subsidiaries and affiliates.

         (g) "COMPENSATION ACCOUNT" means the account to which the Employee's deferred Incentive Compensation Award or other Employee Compensation determined to be properly deferrable by the Committee is credited, together with interest accrued thereunder, and which is established pursuant to Section 5.

         (h) "DEFERRED COMPENSATION" means the Employee's deferral of an Incentive Compensation Award or such other Employee Compensation determined to be deferrable by the Committee.

         (i) "ELECTION" means a Participant's delivery of a written Notice of Election to the Vice President-Human Resources of Ashland Coal, Inc. electing to defer payment of all or a portion of his or her Incentive Compensation Award or such other Employee Compensation determined to be deferrable by the Committee.

         (j) "EMPLOYEE" means a salaried employee (which term shall be deemed to include officers) of Ashland Coal, Inc. and of its present and future subsidiary corporations as defined in
                  Section 425 of the Internal Revenue Code of 1986, as amended.

         (k) "EMPLOYEE COMPENSATION" means any employee compensation, other than an Employee's base salary, or an award of Incentive Compensation, determined by the Committee to be properly deferrable under the Plan.

         (l) "FISCAL YEAR" shall mean the annual period commencing October 1, 1987 and ending September 30, 1988; then the period beginning October 1, 1988, and ending December 31, 1988; and thereafter each annual period commencing January 1 and ending the following December 31.

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         (m)      "INCENTIVE COMPENSATION AWARD" means the amount granted to a
                  Participant as an award under the Company's Incentive Compensation Plan.

         (n) "INCENTIVE COMPENSATION PLAN" means the incentive compensation program of the Company, as from time to time amended, pursuant to which certain key employees of the Company earn incentive cash compensation.

         (o) "PARTICIPANT" means an Employee who has elected, under the terms and conditions of the Plan, to defer payment of all or a portion of his or her Incentive Compensation Award or such other Employee Compensation determined to be properly deferrable by the Committee.

         (p) "PAYMENT COMMENCEMENT DATE" means, with respect to annual installments, January 2 of the first year of deferred payment selected by an Employee in his or her Election and, with respect to quarterly installments, the first business day of the first calendar quarter of deferred payment selected by an Employee in his or her Election.

         (q) "PLAN" means this Ashland Coal, Inc. Deferred Compensation Plan For Key Employees.

         (r) "PRIME RATE OF INTEREST" means the rate of interest quoted by Citibank, N.A. at its prime commercial lending rate on the last day of each quarter.

         (s) "SERVICE YEAR" means the Fiscal Year or portion thereof during which the services have been rendered for which an award of Incentive Compensation or Employee Compensation is payable.

         (t) "TERMINATION" means retirement from the Company or termination of services as an Employee for any other reason.

3.       ELIGIBILITY

Those Employees (including officers) of Ashland Coal, Inc. and its subsidiaries and of its present and future subsidiary corporations as defined in Section 425 of the Internal Revenue Code of 1986, as amended, who are determined to constitute a select group of management or highly compensated employees, shall be eligible to participate in the Plan.

4.       ADMINISTRATION

Full power and authority to construe, interpret and administer the Plan shall be vested in the Personnel and Compensation Committee of the Board. Decisions of the Personnel and Compensation Committee shall be final, conclusive and binding upon all parties. Day-to-day

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administration of the Plan shall be the responsibility of the Human Resources
Department of Ashland Coal, Inc. Said Human Resources Department may modify any forms provided for herein or authorize new forms for use under this Plan as Senior Management of Ashland Coal, Inc. may from time to time deem necessary or appropriate so long as any such modified or new forms are not otherwise inconsistent with the terms and provisions of this Plan. Notwithstanding the terms of an Election made by a Participant hereunder, the Committee may, in its sole discretion, change the terms of such Election, on its own initiative or, upon the request of a Participant or his or her representative, or a Participant's Beneficiary or such Beneficiary's representative upon a demonstration by or on behalf of the Participant of substantial financial hardship as a result of accident, illness, disability or other event beyond the control of the Participant. The amount of any such distribution shall be limited to the amount deemed necessary by the Committee to alleviate or remedy the Participant's hardship.

5.       COMPENSATION ACCOUNT

Upon election to participate in the Plan, there shall be established a Compensation Account for the Participant to which shall be credited any deferred Incentive Compensation Award or other Employee Compensation as of each Accounting Date. Funds credited to a Compensation Account shall remain a part of the general funds of the Company and nothing contained in this Plan shall be deemed to create a trust or fund of any kind or create any fiduciary relationship. Nothing contained herein shall be deemed to give any Participant any ownership or other proprietary, security or other rights in any funds, stock or assets owned or possessed by the Company, whether or not earmarked for the Company's own purposes as a reserve or fund to be utilized by the Company for the discharge of its obligations hereunder. To the extent that any person acquires a right to receive payments or distributions from the Company under this Plan, such right shall be no greater than the right of any unsecured creditor of the Company.

6.       ELECTION TO DEFER

An Employee who is eligible to receive an Incentive Compensation Award or other Employee Compensation for performance during any Service Year may elect, under the terms and conditions of the Plan, including Section 7, to defer payment of all or a portion (in 25% increments) of any such compensation. Such Election shall be made by written notice in the manner specified herein and shall be irrevocable, except as to changes in the designation of Beneficiary and as otherwise stated herein. An Employee's initial designation of the applicable payment period with respect to his or her existing deferrals shall be forever binding upon the Employee, and with respect to any and all deferrals for subsequent Service Years, cannot be changed without the prior approval of the Board.

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7.       MANNER OF ELECTION

Any eligible Employee wishing to participate in the Plan must deliver to the Vice President-Human Resources of Ashland Coal, Inc. a written notice, on a Notice of Election Form substantially in the form attached as Exhibit A, electing to defer payment of all or a portion (in 25% increments) of his or her Incentive Compensation Award or other Employee Compensation (an "Election"). An Election shall become effective with respect to any Incentive Compensation Award payable for the Service Year ending September 30, 1988, if filed by September 30, 1988. For subsequent Service Years, a person for whom an Election is not in effect may elect to participate in the Plan as follows: (a) with respect to any Incentive Compensation Award or other Employee Compensation payable for any Service Year, by filing an Election in accordance with the procedure described above, on or before the last day of the preceding Service Year; and (b) with respect to any Incentive Compensation Award or other Employee Compensation payable for any Service Year, or applicable portion thereof, after such person's initial eligibility, by filing an Election, in accordance with the procedure described above, within 30 days subsequent to such initial eligibility. With respect to an election under section (b) above, the Election shall apply only to the portion of the Incentive Compensation Award or other Employee Compensation determined by multiplying the total amount, if any, for the Service Year by a fraction under which the numerator is the number of days in the Service Year immediately following the date of the election and the denominator is the number of days in the Service Year beginning with the date of the Employee's initial eligibility for the Plan.

An effective Election may not be revoked or modified, except as to changes in the designation of Beneficiary and as otherwise stated herein, with respect to a Service Year for which such Election is effective and such Election, unless terminated or modified as described below, shall apply to each subsequent Service Year. An effective Election may be terminated or modified for any subsequent Service Year by the filing, as described above, of either a new Election, in regard to modifications, or a Notice of Termination of Deferrals, substantially in the form attached as Exhibit B, in regard to terminations, on or before the last day of the Fiscal Year immediately preceding the Service Year for which such modification or termination is to be effective. A person for whom an effective Election is terminated may thereafter file a new Election for future Service Years for which he or she is eligible to participate in the Plan; however, his or her initial designation as to the applicable payment period shall continue to apply to future deferrals, subject to change only with the prior approval of the Committee.

8.       ADJUSTMENT OF DEFERRED COMPENSATION ACCOUNT

As of each Accounting Date, the Compensation Account for each Employee shall be adjusted for the period, or applicable portion thereof, elapsed since the last preceding Accounting Date as follows:

         (a) First, the account shall be charged with any distribution made during the period in accordance with Sections 9 and 10 below;

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         (b)      Secondly, the account shall be credited with the amount, if any, of the Incentive Compensation Award or other Employee Compensation deferred during the period in accordance with an effective Election under Section 7 above; and

         (c) Finally, the average account balance shall be credited with an amount based on the Prime Rate of Interest quoted on such Accounting Date for the quarterly period ending on such Accounting Date for the actual number of days elapsed during such quarter.

9.       MANNER OF PAYMENT

An Employee's Compensation Account will be paid to the Employee, or in the event of his or her death, to a designated Beneficiary, in accordance with the Employee's Election, all such payments to be made in cash. If an Employee elects to receive payment of his or her Compensation Account in either annual or quarterly installments or in a lump sum, the payment period shall not exceed ten (10) years following the date of the Employee's Termination. The amount of any installment payment shall be determined by multiplying (i) the balance in the Employee's Compensation Account on the date of such installment by (ii) a fraction, the numerator of which is one and the denominator of which is the number of remaining unpaid installments. In the event that different payment periods are approved for a single Participant as otherwise provided herein, the foregoing formula will be applied separately to the relevant portions of the Compensation Account for such Participant which are subject to separate payment periods. Amounts held pending distribution pursuant to this Section 9 shall continue to be credited with an amount based on the Prime Rate of Interest.

10.      PAYMENT COMMENCEMENT DATE

Payments of amounts deferred pursuant to a valid Election shall commence (i) with respect to annual installments, on the January 2 of the first Year of deferred payment selected by an Employee in his or her Election and (ii) with respect to quarterly installments, on the first business day of the first calendar quarter of deferred payment selected by an Employee in his or her Election. If an Employee dies prior to the first deferred payment specified in an Election, payments shall commence to the Employee's Beneficiary on the first payment date so specified.

11.      BENEFICIARY DESIGNATION

An Employee may designate, on a Notice of Election Form substantially in the form attached as Exhibit A, any person to whom payments are to be made if the Employee dies before receiving payment of all amounts due hereunder. A designation of Beneficiary will be effective only after the signed Election is filed with the Vice President-Human Resources of Ashland Coal, Inc. while the Employee is alive and will cancel all designations of Beneficiary signed and filed earlier. If the Employee fails to designate a Beneficiary as provided above, or if all Beneficiaries of the Employee die before the Employee or before complete payment of all amounts due hereunder,

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remaining unpaid amounts shall be paid in one lump sum to the estate of the last to die of such designated Beneficiaries.

12.      CHANGE IN CONTROL

Notwithstanding any provision of this Plan to the contrary, in the event of a Change in Control (as defined in Section 2(d), each Participant in the Plan shall receive an automatic lump sum distribution of all amounts accrued in the Participant's Compensation Account (including interest at the Prime Rate of Interest through the business day immediately preceding the date of distribution) not later than fifteen (15) days after the date of the Change in Control. In addition, the Company shall reimburse a Participant for the legal fees and expenses incurred if the Participant is required to, and is successful in, seeking to obtain or enforce any right to distribution. In the event that it is determined that such Participant is properly entitled to a cash distribution hereunder, such Participant shall also be entitled to interest thereon payable in an amount equivalent to the prime rate of interest (quoted by Citibank, N.A. as its prime commercial lending rate on the latest date practicable prior to the date of actual distribution) from the date such distribution should have been made to and including the date it is made. Notwithstanding any provision of this Plan to the contrary, this Section 12 may not be amended after a Change in Control occurs without the written consent of a majority in number of Participants.

13.      INALIENABILITY OF BENEFITS

The interests of the Participants and their Beneficiaries under the Plan may not in any way be voluntarily or involuntarily transferred, alienated or assigned, nor subject to attachment, execution, garnishment or other such equitable or legal process.

14.      GOVERNING LAW

The provisions of this Plan shall be interpreted and construed in accordance with the laws of the State of Delaware.

15.      AMENDMENTS

The Committee may amend, alter or terminate this Plan at any time without the approval of the Participants.

APPROVED BY THE BOARD:  AUGUST 1, 1996

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